EXHIBIT 10.2

Lease Agreememt

THIS INDENTURE made this 23rd day of August A.D. 1994

BETWEEN:

MOTT ELECTRIC MOTOR REPAIR LTD., a company duly incorporated under the laws of the province of British Columbia hereinafter called the Landlord of the FIRST PART,

AND:

Pure Life International Products Inc., a company duly incorporated under the laws of the province of British Columbia (incorporation number: 79942967) hereinafter called the Tenant of the SECOND PART,

AND:

Royal Bodycare Inc. (operating as Royal Bodycare) a company duly incorporated under the laws of the state of Texas, U.S.A.

(incorporation number:01182746) hereinafter called the Guarantor of the THIRD PART,

WITNESSETH that in consideration of the Rents, Covenants and Agreements hereinafter respectively reserved and contained, the Landlord doth demise and lease unto the Tenant that portion of the building at 7541 Conway Avenue, Burnaby, British Columbia, shown on the attached plan (Schedule "A"), being 10,722 square feet in Building A and B Unit Numbers 3, 13, 14, and 15 hereinafter called the Premises,

FROM the first day of January 1995

FOR THE TERM OF six years thence ensuing,

YIELDING therefore during the said term the RENT shown in Schedule "B" payable at the office of the Landlord on the First day of each and every month in equal consecutive monthly instalments as shown in Schedule "B" commencing January 1, 1995. On the First day of each and every month of the term, the Tenant shall pay, commencing December 1, 1994, the Additional Rent, plus GST, as defined in this lease. In accordance with clauses 4 and 6 of the executed offer to lease, attached to this lease as Schedule "D", the Tenant shall be permitted early occupation of the premises as of December 1, 1994.

1. DEFINITIONS

In this Lease, unless there is something in the context inconsistent therewith, the parties agree that:

1.01 "Additional Rent" means all payments other than minimum rent required by any provision of this lease to be paid by the Tenant to the Landlord or any other parties.

1.02 "Assignment" includes the extended meaning given in paragraph 14.05.

1.03 "Building A" means the northern building on the land at 7541 Conway Avenue, Burnaby, British Columbia. "Building B" means the southern building on the land at 7541 Conway Avenue, Burnaby, British Columbia. The word "building" and/or "buildings" may be used in this document to mean Building A and/or Building B.

1.04 "Common Areas" means those parts of the lands and building not normally rented to tenants but available for use by the Tenant, its employees, agents, customers and invitees in common with all tenants, their employees, agents, customers and invitees for the purpose of access to and egress from the leased premises, including but not restricted to entrances to and exits from the building, parking, driveways and landscaping areas.

1.05 "Insurable Hazards" means fire and such other perils for which insurance is available, which perils are covered by insurance policies taken out by the Landlord and in force on the date of any incident in relation thereto.

1.06 "Lands" means the land and buildings at 7541 Conway Avenue, Burnaby, British Columbia, more particularly known and described as: Lot 1 District Lot 96 Group 1 3330-6467 Plan LMP 450..

1.07 "Lease" means this Agreement, all Schedules attached hereto, and the Rules and Regulations made from time to time by the Landlord under the provisions of paragraph 2.06.

1.08 "Leased Premises" means the described portion of the building at 7541 Conway Avenue, Burnaby, British Columbia.

1.09 "Maintenance Costs" means the total amount paid or payable whether by the Landlord or others on behalf of the Landlord for complete maintenance, management and operation of and repairs to the lands, the buildings and the improvements thereon such as are in keeping with maintaining the standard of a first class industrial/warehousing building complex; all repairs and replacements required for such maintenance.

1.10 "Property Taxes" means all taxes, rates, duties, levies, fees, charges and assessments whatsoever imposed, assessed, levied or charged on or against the lands and/or building and on or against the Landlord on account of the lands and/or building or immovable accessories thereto, by any federal, provincial, municipal or school taxing authority, including the costs of all appeals made by the Landlord in respect thereof and including any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such taxes, rates, duties, levies, fees, charges or assessments, and excluding only such taxes as capital gains, profits or excess profit taxes assessed upon the income of the Landlord.

1.11 "Rent" includes minimum rent and additional rent.

1.12 "Service Areas" means all those parts of the building not included in the total leasable area of the building or the common areas of the building, as designated from time to time by the Landlord and used for the purpose of building maintenance, management, operation and repair, including without restriction space for building systems, machinery, equipment, utilities connections and storage of supplies.

1.13 "Sublet" includes the extended meaning given in paragraph 15.06.

1.14 "GST" means the Goods and Services Tax. The rate charged for GST is subject to change with any change in the laws and/or acts governing the GST.

2. TENANT'S COVENANTS

The Tenant covenants with the Landlord:

2.01 To pay rent.

2.02 To make all payments required hereunder as and when due without any deduction or set-off whatsoever.

2.03 To pay as they become due all rates and charges for services and utilities, including but not restricted to water, telephone, gas and electrical power, used upon or in respect of the leased premises, and for fittings, machines, apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such utilities. The Landlord will, if applicable, forward to the Tenant the appropriate invoices from third parties (eg: BC Gas) with sufficient time for the Tenant to pay such invoices by the due date stated on the invoice.

2.04(A) To pay to the Landlord as Additional Rent on the first day of each and every month during the term an amount estimated by the Landlord to be one-twelfth of the Tenant's proportionate share of the following total costs incurred by the Landlord:

1) Repairs and Maintenance expenses with respect to the operation (including refuse removal), management, maintenance and repair of the Lands.

2) Property Taxes next becoming due and payable on the Lands; and to pay all income tax, capital tax, sales tax, business taxes, business licence fees and other charges levied or assessed in respect of the use and occupancy of the leased premises by the Tenant only as such relate to the day-to-day business operations of the Tenant, the business or businesses carried on therein, or the improvements, equipment, machinery or fixtures brought thereon or belonging to the Tenant, or to anyone occupying the leased premises with the Tenant's consent.

3) Insurance coverage placed by the Landlord on the land, building and anything therein, including, without limiting the foregoing, public liability and property damage insurance, insurance for loss of rent income, and any other insurance reasonably required by the Landlord or its mortgagees, or which may be or become customary for the owner of a building such as the building leased herein to carry for loss or damage to the building or liability arising therefrom.

(a) The Tenant shall during any rent free period and the entire term hereof, at its sole costs and expense, take out and keep in full force and effect and in the names of the Tenant and the Landlord as their respective interests may appear, the following insurance:

i) All risks property insurance covering all property of every description brought onto the leased premises by the Tenant or installed by or on behalf of the Tenant within the leased premises, including without limitation, furniture, fittings, installations, alterations, additions, partitions and fixtures in the nature of a leasehold improvement, in an amount equal to the full insurable value thereof and in any event in an amount sufficient to prevent the Landlord from being deemed a co-insurer.

ii) Public liability and property damage insurance including personal injury liability, contractual liability, non-owner automobile liability and owners' and contractors' protective insurance coverage with respect to the leased premises and the Tenant's use of any part thereof, which coverage shall include the activities and operations conducted by the Tenant and any other person on the leased premises. Such policies shall be written on a comprehensive basis with limits of not less than $2,000,000.00 for bodily injury to any one or more persons, or property damage, and such policies shall contain a cross liability clause.

iii) Tenant's legal liability insurance for the full replacement cost of the Tenant's leased premises, such coverage to include the activities and operation conducted by the Tenant and any other persons on the leased premises.

iv) Plate glass insurance, for the benefit of the Landlord and Tenant, covering all plate glass in the Premises, including plate glass windows and doors, in an amount equal to the full insurable value thereof.

v) In the event that the Premises contain a boiler installation, or in the event that the same shall at any time during the Term be installed on the Premises, then boiler insurance for the benefit of the Landlord and the Tenant, in amounts satisfactory to the Landlord in respect of injury or death to one or more persons or property damage.

(b) The Tenant shall also take out and keep in force during the term business interruption insurance in an amount adequate to cover rent payable by the Tenant hereunder during the term. Each such policy shall be in a form and with insurers acceptable to the Landlord and shall name the Landlord as the first loss payable.

(c) All policies required to be written on behalf of the Tenant pursuant to the subsections above shall contain a waiver of any subrogation against the Landlord. All policies shall be taken out with insurers acceptable to the Landlord and in a form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance, or if required by the Landlord or the mortgagees of the Landlord, certified copies of each such insurance policy will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All policies shall contain an undertaking by the insurers to notify the Landlord and the mortgagees of the Landlord in writing not less than 30 days prior to any material change, cancellation or other termination thereof. The Tenant shall provide the Landlord with written evidence of the continuation of all such policies not less than 10 days prior to their respective expiry dates.

(d) The cost or premium for all policies required to be written on behalf of the Tenant pursuant to the subsections above shall be paid by the Tenant. The Tenant agrees that if the Tenant fails to take out or keep in force such insurance, the Landlord will have the right to do so, without imposing any liability upon the Landlord, and to pay the premium therefor, and in such event the Tenant shall repay to the Landlord the amount so paid forthwith upon demand.

(e) In the event that both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

2.04(B) The period for determining the estimated total costs on which the Tenant's proportionate share will be calculated shall be determined by the Landlord from time to time. However, such period will not exceed twelve months.

The Tenant will also pay to the Landlord on demand at the end of each such period the amount, if any, by which the actual costs exceed the estimate.

If at the end of such period the Tenant has overpaid its proportionate share of the costs, the Landlord will credit such overpayment amount to the Tenant's proportionate share of the costs for the ensuing period.

The Tenant's proportionate share shall be calculated by multiplying the total expense by a fraction, the numerator of which is the area of the leased premises and the denominator of which is the total leasable area of the Lands. For the purpose of this Lease, the Tenant's proportionate share, expressed as a percentage, is 26.41%.

2.05 To comply promptly with all provisions of law including, without limiting the generality of the foregoing, federal and provincial legislative enactments, building by-laws, and any other governmental or municipal regulations which relate to the partitioning, equipment, condition, maintenance, operation or use of the leased premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the leased premises, and to comply with all police, fire and sanitary regulations imposed by any federal, provincial or municipal authority or made by fire insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the leased premises.

2.06 The Tenant and its employees and all persons visiting or doing business with it on the leased premises shall be bound by and shall observe the rules and regulations attached as Schedule "C" to this Lease and any further and other reasonable rules and regulations made from time to time by the Landlord of which notice in writing has been given to the Tenant, and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease.

2.07 (a) Not to do or suffer any waste or damage, disfiguration or injury to the leased premises or the fixtures and equipment therein or permit or suffer any overloading of the floors mezzanine floors or roof thereof; and not to place therein any safe, heavy business machine or other heavy object without first obtaining the consent in writing of the Landlord such consent shall not be unreasonably withheld; and not to use or permit to be used any part of the leased premises for any dangerous, noxious, toxic or offensive trade or business and not to cause or permit any nuisance in, at or on the leased premises, and not to carry on or do, or allow to be carried on or done any work, business, occupation, act or thing which may cause or result in excessive use or waste of water or increase the water rates payable in respect thereof of the leased premises.

(b) Not to overload electrical circuits and not to increase the capacity of electrical outlets or make any alterations to electrical outlets or circuits except with the prior written consent of the Landlord and at the Tenant's expense. The Landlord may perform any such alterations itself, in which case the cost shall be paid by the Tenant to the Landlord forthwith on demand, or the Landlord may require the Tenant to use the Landlord's contractors or other contractors approved by the Landlord. All electrical work is to be done by Mott Electric Limited, or an electrical contractor as approved by the Landlord. The Tenant will be charged for such electrical work at net cost to Mott Electric Limited plus fifteen percent (15%) plus GST.

2.08 The Leased Premises shall be used only for the purpose for which they are hereby leased, namely: research and development of health products including warehousing, distribution and ancillary administration offices.

The Tenant will not carry on nor do, nor allow to be carried on or done on the premises any sales by auction, nor any work, business, occupation, act or thing whatever which may be or become a nuisance or annoyance to the Landlord, the public or any other occupant of the said building or which may increase the hazard of fire or liability of any kind or which may increase the premium rate of insurance against loss by fire or liability upon the said building or the premises or invalidate any policy of insurance of any kind upon or in respect of same or which may cause or result in excessive use or waste of water or increase the amount of water rates payable in respect of the said building or the premises; The cost of any such increase(s) will be due and payable by the Tenant upon demand. The Tenant shall promptly comply with all reasonable requirements of the insurance authorities or of any insurer now or hereafter in effect relating to the leased premises. The Landlord, its servants or agents may at any time and from time to time enter the leased premises to remove any article or remedy any condition which, in the opinion of the Landlord reasonably arrived at, would be likely to lead to cancellation of any such policy of insurance, and such entry by the Landlord shall not be deemed to be a re-entry.

2.09 The Tenant is to repair, except for reasonable wear and tear and damage by fire, lightning, tempest and earthquake; AND to give to the Landlord or his agent immediate notice of any defect in water, gas or other pipes or fixtures, heating apparatus, hoist, machinery or telephone, electric or other wires or fixtures; AND that the Landlord may enter and view state of repair and that the

Tenant will repair according to notice, except for reasonable wear and tear and damage by fire, lightning, tempest and earthquake; AND that the Tenant will leave the premises in good repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted; AND will keep and leave whole and in good order all water, gas and electric fixtures, glass, dock levellers, bollards, pipes, faucets, locks, fastenings, hinges, window shades, sash cords, heating and cooling apparatus under the control of and used by the Tenant and will keep and leave all brass, copper or other metals and all windows, in on or attached to the premises, cleaned and polished.

2.10 If the Tenant should fail to repair in accordance with the provisions hereof, the Landlord, its agents or employees may forthwith enter the leased premises and make the required repairs, and for that purpose the Landlord may bring and leave upon the leased premises all necessary tools, materials and equipment, and the Landlord will not be liable to the Tenant for any inconvenience, annoyance or loss of business or any injury or damage suffered by the Tenant by reason of the Landlord effecting such repairs unless caused by the negligence of the Landlord, its agents or employees. The expense of such repairs shall be borne by the Tenant and shall be paid to the Landlord forthwith upon demand. Any entry by the Landlord hereunder shall not be deemed to be a re-entry.

2.11 (a) To install in the leased premises only such floor coverings and to apply only such wall coverings and paints as are first approved in writing by the Landlord. The Landlord's approval shall not be unreasonably withheld.

(b) The Tenant will not drive nails or screws into nor drill into nor cut, mark nor in any way deface any part of the premises except that which is reasonable to carry on the day-to-day business of the Tenant. Prior to vacating the premises, the Tenant will, if requested to do so by the Landlord, repair and make good any such marks, holes, etc.

(c) The Tenant will not make any alterations in the structure, plan or partitioning of the premises nor install any plumbing, piping, wiring or heating apparatus without the written permission of the Landlord or his agents first had and obtained and at the end or sooner determination of the said term will restore the premises to their present condition if called upon to do so by the Landlord but otherwise all repairs, alterations, installations and additions made by the Tenant upon the premises, except gas and electric fixtures and movable business fixtures, shall be the property of the Landlord and shall be considered in all respects as part of the premises. Such work may be performed by contractors engaged by the Tenant, but in each case only under written contract approved in writing by the Landlord and subject to all conditions which the Landlord may impose; and the Tenant covenants to prosecute such work to completion with reasonable diligence. The Landlord's consent for the foregoing shall not be unreasonably withheld.

(d) The Tenant will indemnify and save harmless the Landlord from and against all and all manner of claims for liens for wages or materials, or for damage to persons or property caused during the making of or in connection with any repairs, alterations, installations and additions which the Tenant shall make or cause to be made on the premises, and that whenever and so often as any such liens shall attach or claims therefor shall be filed, and whenever and so often as any such conditional sales agreements or chattel mortgages shall be registered, the Tenant shall, with 20 days after the Tenant has notice of the claim of lien or of registration of the conditional sales agreement or chattel mortgage, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law.

(e) The Tenant will allow the Landlord from time to time to post and will keep posted on the leased premises any notice that the Landlord may desire to post under the provisions of the Builders Lien Act.

2.12 To permit the Landlord or its agents to fix or place in the immediate vicinity of the exterior portion of the leased premises a notice or notices stating that the leased premises are for rent, and to permit the Landlord or its agents to exhibit the leased premises to prospective tenants during normal business hours of the last 6 months of the term. To permit the Landlord or its agents to show the leased premises for the purposes of the Landlord's own financing and re-financing during normal business hours, and to exhibit the leased premises to any prospective purchaser of the Landlord's interest in the lands and building.

2.13 To replace forthwith any glass in or about the leased premises that is broken or damaged with glass of equal kind and quality except where the broken glass is a result of a defect due to the structural integrity of the building or as a result of the actions of the Landlord, its agents or employees.

2.14 Not to erect, install or display any exterior signs or interior window or door signs or advertising media or window or door lettering or placards without the previous written consent of the Landlord other than a suitable sign of a kind, size and design and in a location first approved by the Landlord. Such approval shall not be unreasonably withheld. Upon expiration or determination of this lease the Tenant will remove any and all such advertising if required to do so by the Landlord and to make good any damage caused to the leased premises by such installation or removal.

2.15 To notify the Landlord promptly of any waste or damage to the leased premises, by whatever cause.

2.16 The Tenant will not cover nor obstruct the glass doors, partitions, transoms, windows, lights and skylights which reflect or admit light into any passageway or other place in the said building, except as stated in the executed offer to lease which is attached hereto as Schedule "D".

2.17 The Tenant and its business operations will comply with all present and future environmental laws and regulations. Any costs assessed or charged against the Landlord as a result of the Tenant not complying with any environmental law will be charged to the Tenant and such costs will be payable by the Tenant upon demand.

2.18 On the expiration or sooner determination of this lease, to peaceably surrender and give up possession of the leased premises without notice from the Landlord, and in a good and proper state of repair, any right or notice to quit or vacate being hereby expressly waived by the Tenant, any law, usage or custom to the contrary notwithstanding.

2.19 The Sole and exclusive right to use or to lease to others for their use the roof or exterior side and rear walls of the said building is reserved to and retained by the Landlord. The Tenant shall be given the opportunity to approve of any such use; such approval will not be unreasonably withheld.

2.20 To promptly and fully observe and carry out all other covenants contained in this lease.

3. PAYMENTS TO THE LANDLORD

The Tenant shall make the following payments, plus GST, to the Landlord promptly as and when due and each and every payment must be received at the Landlord's office on or before the due date:

3.01 The Minimum Rent reserved in Schedule "B" to this lease and all Additional Rent as defined in paragraph 2.04 and all payments as defined in paragraph 2.03.

3.02 All rent reserved herein shall be deemed to accrue from day to day, and if for any reason it shall become necessary to calculate rent for irregular periods of less than one year, an appropriate pro rata adjustment shall be made on a daily basis in order to compute rent for such irregular periods.

3.03 Any amounts for increased insurance pursuant to paragraph 2.08 and, upon demand, any amount paid by the Landlord in respect of insurance of the Landlord's interest in the leased premises.

3.04 (a) If the building, pipes and other apparatus (or any of them) used for the purpose of heating, cooling or ventilating the building, or if the water pipes, drainage pipes, electric lighting, plumbing or other equipment of the building get out of repair or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees or anyone permitted by it to be in the building, or through it or them in any way stopping up or injuring the heating, cooling and ventilating apparatus, water pipes, drainage pipes, electric lighting, plumbing or other equipment or part of the building, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant and shall be paid to the Landlord forthwith on demand.

(b) Any amounts for repairs pursuant to paragraph 2.10.

(c) Any amounts paid by the Landlord pursuant to paragraph 9.02 to cure default by the Tenant.

(d) Any amounts paid by the Landlord for insurance pursuant to paragraph 2.04(A) (3) shall be paid forthwith on demand.

3.05 Any amounts by way of indemnity pursuant to paragraph 13.02 shall be paid forthwith on demand.

3.06 Any legal costs incurred pursuant to paragraph 9.10 or paragraph 15.

3.07 Any interest accruing pursuant to paragraph 9.01.

4. LANDLORD'S COVENANTS

Subject always to paragraph 3, and provided that the Tenant pays the rent, plus GST, hereby reserved when due and performs the Tenant's covenants herein, the Landlord agrees:

To allow the Tenant to peaceably hold the leased premises during the term without interruption by the Landlord or any person rightfully claiming through or in trust for it.

5. FIXTURES

The Tenant may remove its fixtures; PROVIDED HOWEVER that all installations, alterations, additions, partitions and fixtures other than trade or tenant's fixtures in or upon the leased premises, whether placed there by the Tenant or the Landlord, shall immediately upon such placement be the Landlord's property without compensation therefor to the Tenant and, except as hereinafter mentioned, shall not be removed from the leased premises by the Tenant at any time either during or after the term. Notwithstanding anything contained herein, the Landlord shall be under no obligation to repair or maintain or insure the Tenant's installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant and, further notwithstanding anything contained herein, the Landlord shall have the right upon the termination of this Lease by affluxion of time or otherwise to require the Tenant to remove its installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant and to make good any damage caused to the leased premises by such installation or removal.

6. FIRE

In the event that the building is destroyed or so damaged by fire, lightning, tempest or other casualty against which the Landlord is insured so as to render the same unfit for the purpose of the Tenant, the rent hereby reserved or a proportionate part thereof according to the nature and extent of the damage sustained, shall be suspended and abated until the premises shall have been rebuilt or made fit for the purpose of the Tenant or at the option of the Landlord the said term shall in such case forthwith come to an end, and the Tenant shall cease to be held liable for payment of rent except such rent as shall have already accrued due, and shall be entitled to be repaid any rent paid in advance for the balance of the period so paid for in advance.

7. DAMAGE TO PROPERTY

The Landlord shall not be liable or responsible in any way for any loss, damage or injury to any property belonging to the Tenant or for which the Tenant may be responsible, or to employees of the Tenant, or to any other person while such property is on the leased premises or in the building or in or on the surrounding lands owned by the Landlord, whether or not such property has been entrusted to employees of the Landlord, and without limiting the generality of the foregoing, the Landlord shall not be liable for any damage to such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the building or from the water, steam or drainage pipes or plumbing works of the building, or from any other place or quarter, or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring, or for any damage caused by anything done or omitted by any other tenant.

8. IMPOSSIBILITY OF PERFORMANCE

a) Whenever and to the extent that the Landlord shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility, or the doing of any work, or the making of any repairs, by reason of being unable to obtain the materials, goods, equipment, service, utility or labour required to enable it to fulfil such obligation, or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto, or by reason of the order or direction of any administrator, controller or board, or any governmental department, or officer, or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control, whether of the foregoing character or not, the Landlord shall be entitled to extend the time for fulfilment of such obligation by the time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned, or to cancel this lease.

b) If such delay as contemplated under clause 8a) relates to the Landlord's improvement work as outlined in the executed offer to lease, attached hereto as Schedule "D", renders the premises unfit on December 1, 1994 for the Tenant's normal business operations then there shall be an abatement of additional rent and rent, plus GST, until the premises are substantially complete.

9. DEFAULT

9.01 Each and every payment of rent and every other payment payable by the Tenant to the Landlord hereunder shall bear interest at the rate of five percent (5%) per annum greater than the prime rate of interest set by the Landlord's bank, from the date when the same became payable under the terms of this lease until the same has been paid, and such interest shall accrue and be payable without the necessity of any demand therefore being made.

9.02 (a) It is hereby expressly understood and agreed that if, at any time and so often as the same shall happen, the Tenant makes default in the observance or performance of any covenant contained herein to be observed or performed by it, or fails to make payment of any money hereby undertaken to be paid by it, then the Landlord may, but shall not be obligated so to do, without waiving or releasing the Tenant from its obligations under this lease, itself observe and perform the covenant or covenants in respect of which the Tenant has made default or make payment of the moneys the Tenant has failed to pay.

(b) All costs and expenses incurred by the Landlord in the observance or performance of such covenant or covenants, including, without limitation, legal costs and any moneys so paid by the Landlord, will, with interest thereon, be a charge on the leased premises in favour of the Landlord in priority to the interest of the Tenant hereunder and of any person claiming through or under the Tenant, and all such costs, expenses and moneys and interest thereon shall be payable forthwith by the Tenant to the Landlord, and the Tenant covenants to pay the same forthwith on demand by the Landlord, and the Landlord shall have the same rights and remedies and may take the same steps for the recovery thereof as for the recovery of rent in arrears.

(c) PROVIDED, and it is expressly understood and agreed, that if the Tenant fails to make payment of any money demanded of the Tenant by a person other than the Landlord, and if the Tenant in good faith disputes the amount or propriety of any such claim made upon it, and if forfeiture of the building or lands or the registration of a lien against the building or lands will not result from nonpayment, then the Landlord shall not pay the same until such dispute has been resolved either by agreement of the Tenant or by the decision of a competent authority, and then only in the event that the Tenant has failed for a period of 10 days or more to make payment of the same.

9.03 Whenever the Landlord has the right under this lease to enter the leased premises, whether to inspect, repair, exhibit, re-enter or otherwise, and the Tenant neglects or refuses or is unavailable to allow such entry, the Landlord may enter by use of a master key or by such force as may be reasonably necessary, and the Landlord shall not be liable for any loss, damage or inconvenience suffered by the Tenant thereby.

9.04 (a) The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's rights against the property of the Tenant and, notwithstanding any such law, the Landlord may seize and sell all the Tenant's goods and property whether within the leased premises or not, and apply the proceeds of such sale to rent and all other amounts outstanding and to the costs of the seizure and sale in the same manner as might have been done if such law had not been passed. This clause shall only apply in the event that the Tenant is in default under this lease.

(b) The Tenant further agrees that if it leaves the leased premises, leaving any rent or other amounts required to be paid under this lease unpaid, the Landlord, in addition to any remedy otherwise provided by law, may seize the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them, and may sell such goods and chattels in the same manner as if such goods and chattels had remained upon the leased premises.

9.05 If and whenever the rent hereby reserved or any part thereof shall not be paid on the day appointed for payment thereof, whether lawfully demanded or not, or in case of breach or non-observance or non-performance of any of the covenants, agreements, provisos, conditions or rules and regulations to be kept, observed or performed by the Tenant, or in case the leased premises shall be vacated or remain unoccupied for 10 days, or in case the term shall be taken in execution or attachment for any cause whatsoever, THEN and in every such case, and notwithstanding anything contained in this lease to the contrary, it shall be lawful for the Landlord thereafter to enter into and upon the leased premises or any part thereof in the name of the whole and to have again, repossess and enjoy the same as of its former estate, PROVIDED

ONLY that the Landlord shall not at any time have the right to re-enter and forfeit this lease by reason of the Tenant's default in payment of rent reserved by this lease, unless and until the Landlord shall have given to the Tenant at least 5 business days' written notice of its intention so to do and setting forth the amount of rent in arrears, and the Tenant shall have failed within such period to have paid the arrears.

9.06 The Tenant covenants and agrees that on the Landlord's becoming entitled to re-enter the leased premises under any of the provisions of this lease, the Landlord, in addition to all other rights, shall have the right to enter the leased premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefor, and to relet the leased premises as the agent of the Tenant, and to receive the rent therefor, and as the agent of the Tenant to take possession of any furniture or other property on the leased premises and to sell the same at public or private sale without notice, and to apply the proceeds of such sale and any rent derived from re-letting the leased premises upon account of the rent under this lease, and the Tenant shall be liable to the Landlord for any deficiency.

9.07 The Tenant covenants and agrees that on the Landlord's becoming entitled to re-enter the leased premises under any of the provisions of this lease, the Landlord, in addition to all other rights, shall have the right to terminate forthwith this lease and the term by leaving upon the leased premises notice in writing of its intention to do so, and thereupon rent and additional rent shall be computed, apportioned and paid in full to the date of such termination of this lease, and any other payments for which the Tenant is liable under this lease shall be paid, and the Tenant shall immediately and peaceably deliver up possession of the leased premises to the Landlord, and the Landlord may re-enter and take possession of the same.

9.08 No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time in respect of any covenant, proviso or condition contained herein shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord, save only express waiver in writing.

9.09 All rights and remedies of the Landlord contained in this lease shall be cumulative and not alternative.

9.10 In the event of any breach by the Tenant of any covenant or proviso herein, the Landlord shall have the right to retain counsel to enforce the Landlord's rights hereunder or to advise thereon, and any solicitor-client costs incurred by the Landlord shall be paid by the Tenant to the Landlord forthwith on demand.

10. BANKRUPTCY

In case, without the written consent of the Landlord, the leased premises or any part thereof shall be used by any person other than the Tenant or for any purpose other than that for which the same were let, or in case the term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by a creditor of the Tenant, or the Tenant shall make any assignment for the benefit of creditors, or any bulk sale, or become bankrupt or insolvent, or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation or a society and any order shall be made for the winding-up of the Tenant or other termination of the corporate or societal existence of the Tenant, then, in any such case, this lease shall at the option of the Landlord cease and terminate, and the term shall immediately become forfeited and void, and the then current month's rent, if not paid, together with the next ensuing three months' rent and all additional rent shall immediately become due and be paid, and the Landlord may re-enter and take possession of the leased premises as though the Tenant or other occupant or occupants of the leased premises was or were holding over after the expiration of the term without any right whatever, and in such event paragraph 11 shall not apply; PROVIDED HOWEVER that no action by the Landlord in so doing shall be deemed to relieve the Tenant of its obligations for the payment of rent or other moneys payable hereunder.

11. OVERHOLDING

If the Tenant shall continue to occupy the leased premises after the expiration of this lease, with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be deemed to be a monthly tenant on the terms and conditions set out herein, except as to length of tenancy, at such rent as may be agreed upon between the parties hereto, or, failing such agreement, at a rental per month equal to one-tenth of the rental payable for the year immediately preceding such expiration, payable monthly in advance on the first day of each rental month.

12. RIGHT OF LANDLORD TO TERMINATE

12.01 If during the term of this lease or any renewal thereof the Landlord elects to completely demolish the building or to take down the building for the purpose of rebuilding the Landlord and Tenant hereby agree that the Landlord shall have the right, notwithstanding anything herein contained, to terminate this lease by giving notice in writing to the Tenant as provided for in paragraph 20. The Tenant hereby agrees to vacate the Demised Premises within one hundred and eighty (180) days after receipt of the said notice, and the Landlord hereby agrees that Minimum Rent payable for the Demised Premises after the said notice has been given shall be reduced by fifty percent (50%)

12.02 In the event of the said building or the premises being condemned or expropriated in whole or in part because of unsafe condition thereof or other reason, this lease shall cease and determine upon the date of such condemnation or expropriation, and the Landlord shall not be responsible for any loss, damages or expenses which the Tenant may suffer or incur by reason of the same.

13. EXCLUSION OF LIABILITY AND INDEMNITY

13.01 It is agreed between the Landlord and Tenant that:

(a) The Landlord, its agents, servants and employees shall not be liable for damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants or employees.

(b) The Landlord, its agents, servants and employees shall not be liable nor responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent, customer, invitee or licensee of the Tenant or any other person who may be upon the leased premises, or for any loss of or damage or injury to any property belonging to the Tenant or its employees or to any other person while such property is on the leased premises and, in particular but without limiting the generality of the foregoing, the Landlord shall not be liable for any damage of any nature whatsoever to any such property caused:

i) by the failure, by reason of a breakdown or other cause, to supply adequate drainage, or snow or ice removal;

ii) by reason of the interruption of any public utility;

iii) by steam, water, rain or snow which may leak into, issue or flow from any part of the building or adjoining lands;

iv) from the water, steam, sprinkler or drainage pipes or plumbing works of the building;

v) by or arising from the use or operation of machinery, an elevator, heating or cooling or ventilation apparatus, electrical wiring, gas pipes or appliances of any nature; or

vi) by anything done or omitted by any tenant of the building;

but the Landlord shall use reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Tenant, after notice of same, when it is within its power to do so. The Tenant shall not be entitled to any abatement of rent in respect of any such condition, failure or interruption of service unless the Landlord, its agents, servants, contractors or employees are negligent in its actions.

(c) The Landlord, its agents, servants, employees or contractors shall not be liable for any damage suffered to or by the leased premises or the contents thereof by reason of the Landlord, its agents, servants, employees or contractors entering upon the leased premises to undertake any reasonable examination thereof or any work therein or in the event of an emergency.

13.02 The Tenant shall indemnify and save the Landlord harmless from and against any and all manner of claims, actions, causes of action, damages, costs, losses and expenses of whatever kind which the Landlord may sustain, incur or be put to by reason of or arising out of this lease, or from the use or occupation of the leased premises in whole or in part, and without limiting the generality of the foregoing, from the non-observance or non-performance by the Tenant, its servants or agents, of any of the obligations imposed under the provisions of any law, ordinance, regulation or requirement of any federal, provincial, municipal or other government authority, or any of the covenants and agreements in this lease to be observed and performed by the Tenant, and such liability to indemnify and save harmless shall include all costs, counsel fees and other legal expenses incurred in respect of any claim, action or proceeding brought thereon, and shall survive the termination of this lease, anything in this lease to the contrary notwithstanding. Notwithstanding the Tenant's obligation to repair and the existence of insurance placed by the Landlord, the Tenant shall be liable for its own negligence and that of its servants and agents and shall compensate the Landlord for all direct and consequential damage caused to it by such negligence.

14. TITLE

14.01 The rights of the Landlord under this lease may be mortgaged, charged, transferred or assigned to a purchaser or to a mortgagee or trustee for bond holders, and in the event of a sale or of default by the Landlord under any mortgage, trust deed or trust indenture and the purchaser, mortgagee or trustee, as the case may be, duly entering into possession of the building or the leased premises, the Tenant agrees to attorn to and become the tenant of such purchaser, mortgagee or trustee under the terms of this lease, and to execute promptly upon request by the Landlord any certificate, instrument or postponement or attornment or other instrument which may from time to time be requested to give effect thereto, PROVIDED HOWEVER that any postponement or attornment or other instrument given hereunder shall reserve to the Tenant the right to continue in possession of the leased premises under the terms of this lease so long as the Tenant shall not be in default under such terms. The Tenant hereby irrevocably appoints the Landlord the attorney for the Tenant with full power and authority to execute and deliver such instruments for and in the name of the Tenant.

14.02 This lease shall, upon the written request of the Landlord, be made subject and subordinate to all mortgages, trust deeds or trust indentures which may now or at any time hereafter affect in whole or in part the leased premises, and whether or not any such mortgage, trust deed or trust indenture shall affect only the building or shall be a blanket mortgage, trust deed or trust indenture affecting other premises as well. This lease shall also be subject and subordinate to all renewals, modifications, consolidations, replacements and extensions of any such mortgage, trust deed or trust indenture.

14.03 In the event that, upon any proposed sale, assignment, hypothecation or mortgaging of the leased premises by the Landlord, an off-set statement is required from the Tenant, the Tenant covenants and agrees with the Landlord to deliver within 10 days after request therefor by the Landlord, in such form as the Landlord may reasonably require, a certificate to any proposed mortgagee or purchaser, or to the Landlord, certifying that this lease is in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified) and that there are no defences, set-off s or prepayments in relation thereto.

14.04 The Tenant shall, from time to time at the request of the Landlord and within 10 days of such request, certify or acknowledge to any mortgagee, purchaser, lessee or assignee or proposed mortgagee, purchaser, lessee or assignee, the status and validity of this lease, and the state of the Landlord's and Tenant's account hereunder.

14.05 In the event of the sale or lease by the Landlord of the building or the lands or a portion thereof, or the assignment by the Landlord of this lease or any interest of the Landlord hereunder, and to the extent that any purchaser, lessee under such lease, or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon its covenants and obligations hereunder.

15. ASSIGNING OR SUBLETTING

15.01 The Tenant shall not assign without leave; and shall not sublet without leave; which leave shall not be unreasonably withheld in either case; PROVIDED that the Landlord's consent to any assignment shall be conditional upon the assignee entering into a covenant in form satisfactory to the Landlord to perform, observe and keep each and every covenant, proviso, condition and agreement in this lease to be performed, observed and kept by the Tenant, including payment of minimum rent and additional rent and all other sums and payments agreed to be paid or payable under this lease on the days and at the times and in the manner specified herein.

15.02 If the Tenant requests the Landlord's consent to an assignment of this lease or to a subletting of the whole or any part of the leased premises, the Tenant shall submit to the Landlord the name of the proposed assignee or subtenant, the most recent financial statements of the proposed assignee or subtenant and such further information as to the nature of its business and its financial responsibility and standing as the Landlord may reasonably require.

15.03 The Landlord may refuse its consent if, in its opinion reasonably held, the proposed assignee or subtenant does not meet the requirements of the Landlord as to financial resources or stability, general commercial reputation or compatibility with the Landlord or other tenants in the building or on the lands.

15.04 In no event shall any assignment or subletting to which the Landlord may have consented, release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this lease to be performed by it, and no consent by the Landlord to any assignment or subletting shall be construed to mean that the Landlord has consented or will consent to any further assignment or subletting.

15.05 If the Tenant herein is a private or non-reporting corporation or a society, a change in the control or beneficial ownership of the corporation or society, whether by sale or other disposition of its securities or by operation of law or otherwise, shall be deemed to be an assignment of the leasehold interest for the purposes of this lease.

15.06 The granting of a licence by the Tenant to another person or persons other than employees, and amounting to a right of exclusive possession of all or any part of the leased premises, shall be deemed to be a subletting for the purposes of this lease.

16. RENEWAL

If the Tenant punctually pays the rent and additional rent, plus GST, reserved hereunder and observes and performs all the covenants, agreements and obligations contained herein to be paid, observed and performed by the Tenant, the Landlord shall, upon written request by the Tenant delivered not less than six (6) months before the expiration of the term, grant to the Tenant a renewal of this lease for a further term to be negotiated upon the same terms, covenants and conditions as are contained herein except as to minimum rent (and except there shall be no further right of renewal) . The rent for such renewal term shall be determined by agreement, or failing agreement within not less than three (3) months before the expiration of the term, by arbitration in accordance with the provisions of the Commercial Arbitration Act of British Columbia then in force, but in any event shall not be less than the minimum rent payable for the preceding the expiration of the term of this lease or any renewal thereof. The Tenant and year immediately Landlord shall each pay all of their own solicitor-client legal costs incurred in effecting either renewal of this lease or an agreement as to rent, such costs to be paid forthwith on demand. The Tenant shall pay fifty (50) percent of any and all costs associated with arbitration, other than the Landlord or Tenant's own solicitor-client legal costs, forthwith upon demand.

17. SECURITY DEPOSIT

17.01 The Tenant shall, contemporaneously with the execution of this lease or when the Tenant takes possession of the premises, whichever occurs first, deposit with the Landlord the sum of $19,144.62, including GST of $1,252.45.

This deposit shall be held by the Landlord, without liability for interest, as security for the faithful performance of the Tenant of all the terms, covenants and conditions of this lease to be kept and performed by the Tenant during the term. If at any time during the term, any of the rent reserved shall be overdue and unpaid, or any other sum payable by the Tenant to the Landlord shall be overdue and unpaid, then the Landlord may, at its option (but it shall not be required to), appropriate and apply any portion of the said deposit to the payment of any such overdue rent or other sum.

17.02 In the event of the Tenant's failure to keep and perform any of the terms, covenants and conditions of this lease to be kept and performed by the Tenant, then the Landlord, at its option, may appropriate and apply the entire deposit, or so much thereof as may be necessary, to compensate the Landlord for loss or damage sustained or suffered due to such breach on the part of the Tenant.

17.03 Should the entire deposit, or any portion thereof, be appropriated and applied by the Landlord as aforesaid, then the Tenant shall, upon the written demand of the Landlord, forthwith remit in cash to the Landlord a sum sufficient to restore the deposit to the original sum deposited, and the Tenant's failure to do so shall constitute a further breach of this lease and the Landlord shall then be entitled to re-enter the leased premises.

17.04 The Landlord may deliver the funds deposited hereunder by the Tenant to the purchaser of the Landlord's interest in the leased premises in the event that such interest be sold, and thereupon the Landlord shall be discharged from any further liability with respect to such deposit, but the purchaser of the Landlord's interest shall not be so discharged.

18. GUARANTOR

The Guarantor for valuable consideration and in consideration for and as an inducement to the Landlord agreeing to enter into this lease, does join as party to this lease for the purpose of guaranteeing the full performance and observance of all of the covenants, conditions and agreements herein provided to be performed and observed by the Tenant without requiring any notice of non-payment, non-performance or non-observance or proof or notice or demand whereby to charge the Guarantor thereof, all of which the Guarantor hereby expressly waives. The Guarantor agrees that the validity of this guarantee and the obligations of the Guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by the Landlord against the Tenant of any of the rights or remedies reserved to the Landlord pursuant to the provisions of this lease. The Guarantor further covenants and agrees that this guarantee shall remain in full force and effect as to any renewal, modification or extension of this lease and during any period when the Tenant is occupying the demised premises as an overholding tenant. Nothing whatsoever except the performance in full of all of the obligations of the Tenant under this lease throughout the term of this lease and any extension thereof or overholding thereunder shall discharge the Guarantor of this guarantee. The liability of the Guarantor to the Landlord shall be for all purposes as if the Guarantor was primary obligor hereunder and not merely as surety for the obligations of the Tenant and the Landlord shall not be obliged to resort to or exhaust any recourse which it may have against the Tenant or any other person before being entitled to claim against the Guarantor.

19. PAYMENTS

Any and all payments to be made by the Tenant under this lease shall be payable at the office of the Landlord, 7008 - 14th Avenue, Burnaby, British Columbia V3N 1Z2 or such other address as provided by the Landlord. (The Landlord's current mailing address is: P.O. Box 140, New Westminster, BC V3L 4Y4).

Payments for rent and additional rents shall be made by the Tenant providing the Landlord with post-dated cheques in the amounts so stipulated under this Lease and shall be dated the first day of each month beginning with the commencement of the term of this Lease.

20. NOTICE

Any notice to be served hereunder shall be deemed to be sufficiently served on the Tenant if addressed to the Tenant and left on the premises or on the fourth business day after mailing from within British Columbia, registered and prepaid to the Tenant's registered office(s) such address(es) to be provided by the Tenant. Either party may, by written notice to the other, from time to time designate another address in Canada to which notices, mailed more than five (5) days thereafter, shall be addressed.

21. DELIVERY

If the Landlord shall be unable to deliver possession of the premises at the time of the commencement of the said term, neither the Landlord nor his agents shall be liable for any damage or loss caused thereby, nor shall this lease be void or voidable, nor the date of the expiration of same be changed by reason thereof, but in such event the Tenant shall only be liable for rent at the rate hereby reserved from such time as the Landlord shall be able to deliver possession of the premises.

22. INTERPRETATION

22.01 It is the intent of this lease and agreed by the parties thereto that this is an absolute net lease and that all and every cost, expense, rate, tax or charge in any way related to the leased premises will be borne by the Tenant without variation, set-off or deduction whatsoever excepting only any income tax and/or capital tax by whatever authority imposed or levied, on the income of the Landlord from the building and land.

22.02 Time shall be of the essence of this Lease with respect to the covenants of the Tenant.

22.03 This indenture and everything contained herein shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, permitted assigns and other legal representatives, as the case may be, of each of the parties hereto, subject to the granting of consent by the Landlord as provided in paragraph 15 to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors and assigns and other legal representatives of such a party, and where there is more than one tenant all covenants shall be deemed joint and several.

22.04 If any provision of this lease is invalid, illegal or incapable of being enforced, by reason of any rule of law or public policy, all other provisions of this lease shall nevertheless remain in full force, and no provision shall be deemed dependent upon any other provision unless so expressed herein.

22.05 This lease contains the entire agreement of the parties. Any representations, inducements, promises or agreements, oral or otherwise, which are not embodied or referred to herein, shall be deemed to have merged herein and shall be of no validity or force. Except as provided by paragraph 2.06, this lease may not be modified or amended except by a writing executed by the Tenant and the Landlord.

22.06 All terms and words used in this lease, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular and plural, and any other gender, masculine, feminine and neuter as the context or sense of this lease or any paragraph or clause herein may require.

22.07 The titles or captions to portions of this lease are for the purpose of identification and guidance only, are not a part of this lease, and shall in no way be deemed to limit the effect of any language to which they relate.

22.08 This lease shall be governed by and construed and interpreted under and in accordance with the laws of British Columbia, notwithstanding the forum or jurisdiction in which its enforcement or construction may arise, and the parties shall attorn and be deemed to attorn to any court of competent jurisdiction within the Province of British Columbia.

23. CHANGE IN TAXES

Any change(s) to federal, provincial, or municipal tax legislation and/or rates of such taxes shall be applicable to this lease effective when the said tax change(s) become law and any payments required under this lease for which taxes are a component shall include the changed tax and/or tax rates. Where an exemption or recovery of taxes or duties is applicable to the lease, the procedure for obtaining such exemption or recovery shall be determined by the governing agency responsible. Any and all costs associated with processing an exemption or recovery shall be the responsibility of the Tenant.

24. EMERGENCY RE-ENTRY

In the event of a physical emergency, it shall be lawful for the Landlord to have the right to re-enter the premises and take the actions it deems necessary and reasonable in the circumstances to prevent further damage or injury to the premises or any occupants without facing any legal liability, lawsuit, etc. from the Tenant, it employees, agents, servants, any other person for whom it is responsible, or any other occupants of the premises. If the Tenant, it employees, agents, servants, any other person for whom it is responsible is subsequently determined to be at fault or negligent with respect to the underlying cause(s) of the physical emergency, all costs incurred by the Landlord related to the physical emergency shall be the responsibility of the Tenant and such costs shall be paid by the Tenant to the Landlord upon demand.

25. OFFER TO LEASE

The Offer to Lease executed on July 6, 1994, some terms of which have been incorporated into clauses of this lease, is attached to this lease as Schedule "D" and forms an integral part hereof. In the event of contradiction between the clauses of this lease and the terms of the Offer to Lease, the clauses of this lease shall prevail.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals, the day and year first above written.

SIGNED, SEALED AND DELIVERED

BY THE LANDLORD IN THE PRESENCE OF

Signature of Witness	[Illegible]	/s/Rob Brett
Street Address	8606 Armstrong Avenue
City	Burnaby	Seal
Occupation	Businessman

SIGNED, SEALED AND DELIVERED

BY THE TENANT IN THE PRESENCE OF

Signature of Witness	/s/Candace Choi	/s/Trevor Scofield
Street Address	6993 Autrim Avenue
City	Burnaby, BC	Seal
Occupation	Controller

SIGNED, SEALED AND DELIVERED

BY THE GUARANTOR IN THE PRESENCE OF

Signature of Witness	/s/Carol Olt	/s/Steven E. Brown
Street Address	10575 Newkirk, Suite 780
City	Dallas, Texas 75062	Seal
Occupation	Asst. Corporate Secretary

SCHEDULE "B"

Annual Rent Per Square Foot Excluding GST:

Unit 3 Units 13/14/15

Year 1 $6.50 $10.17

Year 2 $6.50 $10.52

Year 3 $6.50 $11.03

Year 4 $6.50 $11.42

Year 5 $6.50 $11.72

Year 6 $6.50 $12.06

Equal Consecutive Monthly Rent Installments (excludes Additional Rent) for Units #3, 13, 14 & 15:

		Per Month	7% GST	Total Monthly Payment

Year	1	$8,304.42	$581.30	$8,885.72

Year	2	$8,537.75	$597.64	$9,135.39

Year	3	$8,887.75	$622.14	$9,509.89

Year	4	$9,154.42	$640.80	$9,795.22

Year	5	$9,354.42	$654.80	$10,009.22

Year	6	$9,587.75	$671.14	$10,258.89

SCHEDULE "C"

RULES AND REGULATIONS REFERRED TO IN ANNEXED LEASE

1. The sidewalks, entrances, stairways and corridors of the building shall not be obstructed by any of the tenants or used for any other purpose than for access to or egress from their respective premises; and no tenant shall place or allow to be placed in the hallways, stairways or entrances any waste materials, refuse or anything that shall tend to make them appear unclean or untidy.

2. Doors and windows or other apertures that reflect or admit light or air into the building will not be covered or obstructed by tenants except as stated in the executed offer to lease which is attached hereto as Schedule "D".

3. Floors shall not exceed engineered load capacity.

4. No admittance permitted to the roof or equipment rooms by any unauthorized personnel.

5. The Tenant, its agents, servants, contractors, invitees or employees shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent in writing of the Landlord; such consent shall not be unreasonably withheld. In giving such consent, the Landlord shall have the right, in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof, and any cost incurred by the Landlord for consultation with its architects or engineers shall be borne by the Tenant and shall be paid to the Landlord forthwith upon demand. All damage done to the building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant.

6. The Tenant shall not alter the locks on any doors of the leased premises, nor shall additional locks be placed upon any doors of the leased premises. When a change of locks is reasonably required, the Tenant shall first obtain the consent of the Landlord and the work will be done by the Landlord's locksmith at the expense of the Tenant.

7. The leased premises shall not be used as overnight sleeping accommodation or for residential purposes, or for the storing of personal effects, or for entertaining purposes except those entertaining purposes that would be in keeping with the Tenant's normal day-to-day business activities; and the Tenant shall not permit any cooking in the leased premises without the prior written consent of the Landlord.

8. No vehicles, animals or birds of any kind shall be brought into or kept in or about the leased premises. No tenant shall at any time while on any part of the building, feed or leave any foodstuffs for any birds or animals.

9. No Tenant shall cause or permit any unusual or objectionable odours or sounds or noises to be produced upon or emanate from the leased premises.

10. No Tenant shall at any time bring or keep upon, or allow to be brought onto the premises any inflammable, combustible or explosive fluid, chemical or other substance except by written consent of the Landlord.

11. The Tenant shall from time to time upon request supply the Landlord with a list of all electrical appliances and equipment and business machines used in the leased premises.

12. The Tenant shall at all times keep the leased premises in a clean and sanitary condition. For reasons of building security each tenant shall use in its leased premises, at its own expense, only the janitor service approved and used by the Landlord.

13. The driveway, landscape area, yard, passage, alley or area connected with the said building is for the use of all the occupants of the said building and the Tenant will not obstruct nor hinder the use of same by other occupants of the said building and their employees, agents and customers and the Tenant will keep clean and sanitary the portion of same situated in the rear of or adjacent to the premises.